Exhibit 10.3

WAIVER AND STANDSTILL AGREEMENT

This Waiver and Standstill Agreement (this “AGREEMENT”), dated as of August 22, 2002, is made by and among Krupp Government Income Trust, a Massachusetts Business Trust (“GIT”), Krupp Government Income Trust II, a Massachusetts Business Trust (“GIT 2” and, collectively with GIT, the “TRUSTS”), Berkshire Income Realty, Inc. (“BIR”), Berkshire Income Realty-OP, L.P. (“BIR-OP” and, collectively with BIR, the “PURCHASERS”).

WHEREAS, the Declaration of Trust of each of the Trusts, as presently in effect (collectively, the “DECLARATIONS OF TRUST”), among other things, prohibits the Ownership by a Person (as those terms are defined herein and therein) of more than 9.8% of the outstanding shares of such Trust (the “EXCESS SHARE PROVISION”); and

WHEREAS, each of the Declarations of Trust further provides that the trustees of such Trust (the “TRUSTEES”) may in their discretion waive the Excess Share Provision provided that certain conditions are met relating to the effect of such waiver (the “EXCESS SHARE WAIVER”) on the applicable Trust’s status under the Internal Revenue Code as a real estate investment trust (a “REIT”); and

WHEREAS, the Purchasers have proposed to acquire up to 55% of the outstanding shares of each of the Trusts in exchange for the Series A preferred stock of BIR in connection with the formation of a REIT whose primary goal will be to acquire, own and operate multi-family residential properties (the “EXCHANGE OFFER”); and

WHEREAS, in connection with the Exchange Offer, the Purchasers have requested that the Trustees of each of the Trusts grant an Excess Share Waiver to each of the Purchasers pursuant to Article XII.1(G) of each of the Declarations of Trust; and

WHEREAS, the Trustees of each of the Trusts have determined to grant such Excess Share Waivers on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.             DEFINITIONS.

As used in this Agreement, the following terms shall have the meanings set forth below:

1.1. “ACTION” means any claim, action, cause of action or suit (whether in contract or tort or otherwise), litigation (whether at law or in equity, whether civil or criminal), controversy, assessment, arbitration, investigation, hearing, charge, complaint, demand, notice or proceeding to, from, by or before any United States federal, state or local or any foreign government, or political subdivision thereof, or any multinational organization or authority or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof), or any arbitrator or arbitral body.

1.2. “AFFILIATE” shall have the meaning given it in Rule 12b-2 under the Exchange Act. For the avoidance of doubt, the Trusts shall not be deemed to be an Affiliate of the Purchaser.

1.3. “AGREEMENT” shall have the meaning set forth in the preamble.

1.4. “ASSOCIATE” shall have the meaning given it in Rule 12b-2 under the Exchange Act. For the avoidance of doubt, the Trusts shall not be deemed to be an Associate of the Purchaser.

1.5. “BIR” shall have the meaning set forth in the preamble.

1.6. “BIR-OP” shall have the meaning set forth in the preamble.

1.7. “BUSINESS COMBINATION” shall mean (i) any merger or consolidation of either Trust with (a) the Purchasers, their Affiliates or Associates, or (b) any other entity if the merger or consolidation is caused by the Purchasers, their Affiliates or Associates; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets, in one transaction or a series of transactions, except proportionally as a holder of Shares, whether as part of a dissolution or otherwise, by either Trust to the Purchasers, their Affiliates or Associates; (iii) any transaction which results in the issuance or transfer by either Trust of any Shares to the Purchasers, their Affiliates or Associates, except (a) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into Shares, which securities were outstanding on the date of the Exchange Offer, (b) pursuant to a dividend paid or made by such Trust from any source in respect of the Shares, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into Shares which securities are distributed PRO RATA to all holders of Shares, which securities were outstanding on the date of the Exchange Offer, (c) pursuant to an exchange offer by such Trust to purchase Shares made on the same terms to all holders of Shares, or (d) the issuance or transfer of Shares by such Trust; PROVIDED, HOWEVER, that in no case under clauses (b) through (d) above, inclusive, that there shall be an increase in the Purchasers’

proportionate Ownership of the Shares; (iv) any transaction by either Trust which has the effect, directly or indirectly, of increasing the proportionate Ownership of the Shares (or securities convertible into Shares) which are owned by the Purchasers, except as a result of any purchase or redemption of any Shares not caused, directly or indirectly, by the Purchasers, their Affiliates or Associates; or (v) any receipt by the Purchasers, their Affiliates or Associates of the benefit, directly or indirectly, except proportionately as a holder of Shares of such Trust, of any loans, advances, guarantees, pledges or other financial benefits, other than those expressly permitted in subsections (i) through (iv) above, inclusive, provided by or through such Trust.

1.8. “CODE” shall mean the Internal Revenue Code of 1986, as amended.

1.9. “DECLARATIONS OF TRUST” shall have the meaning set forth in the recitals.

1.10. “EXCESS SHARE PROVISION” shall have the meaning set forth in the recitals.

1.11. “EXCESS SHARE WAIVER” shall have the meaning set forth in the recitals.

1.12. “EXCHANGE ACT” shall mean the Securities Exchange Act of 1934, as amended.

1.13. “EXCHANGE OFFER” shall have the meaning set forth in the recitals.

1.14. “INDEPENDENT TRUSTEE” shall mean a Trustee of one or both of the Trusts who (i) is not an Affiliate, directly or indirectly, of the Krupp Mortgage Advisors Limited Partnership (together with any successors, the “Advisor”), whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or services as an officer or director of, the Advisor or its Affiliates, (ii) does not serve as a director or trustee for more than two other REITs organized by the Advisor or its Affiliates, and (iii) performs no other services for the Trust, except as a Trustee. For this purpose, an indirect relationship shall include circumstances in which an immediate family member of a Trustee has one of the foregoing relationships with the Advisor or the Trust.

1.15. “INDIVIDUAL” shall have the meaning given it in Section 542(a)(2) of the Code, as modified by Section 856(h) of the Code.

1.16. “GIT” and “GIT 2” shall have the meanings set forth in the preamble.

1.17. A Person shall be considered to “OWN”, be the “OWNER” or have “OWNERSHIP” of equity interests (including without limitation Shares) if such Person is treated as owner of such equity interests for purposes of Section 542 and Section 544 of the Code as modified by Section 856(h) of the Code.

1.18. “PERSON” shall include an individual, corporation, partnership, estate, trust, association, joint stock company, unincorporated organization or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act.

1.19. “PURCHASERS” shall have the meaning set forth in the preamble.

1.20. “REIT” shall have the meaning set forth in the recitals.

1.21. “SHARES” of a Trust shall mean shares of beneficial interest, no par value, of such Trust.

1.22. “TRUSTEES” shall have the meaning set forth in the recitals.

1.23. “TRUSTS” shall have the meaning set forth in the preamble.

2.             EXCESS SHARE WAIVER.

2.1. EXEMPTION FROM EXCESS SHARE PROVISIONS. Subject to the terms and conditions of this Agreement, each of the Trusts hereby exempts each of the Purchasers, in respect of the acquisition of Shares of such Trust pursuant to the Exchange Offer, from the provisions of Article XII.1(A) of each of the Declarations of Trust regarding a Person becoming an Owner of Shares of such Trust in excess of 9.8% of the outstanding Shares, but less than 80% of the outstanding Shares; PROVIDED, that (i) each Trust shall have received contemporaneously with this grant of such exemption an opinion of counsel from counsel to the Purchasers in the form attached as EXHIBIT A hereto; (ii) such opinions shall be reconfirmed as of the consummation of the Exchange Offer; (iii) each Trust shall have received an opinion of counsel from counsel to the Purchasers that this Agreement is enforceable against the Purchasers in accordance with its terms; and (iv) the Purchasers shall have furnished to each Trust a copy of the opinion of an independent investment bank, when delivered to the Purchasers, to the effect that the consideration to be received by the holder of Shares of the Trusts tendered in the Exchange Offer is fair, from afinancial point of view, to such holder.

2.2. LIMITATION ON OWNERSHIP OF TRUSTS. Each of the Trusts will use its best efforts to prevent any Person (other than the Purchasers and Persons treated as Owners of the outstanding Shares of each Trust through their Ownership of the Purchasers) from becoming the Owner of more than 4.9% of the outstanding Shares of such Trust, including by utilizing any redemption provisions of the Trust and all available powers under the Declaration of Trust to prevent or refuse to permit the transfer of Shares in order to preserve the status of the Trust as a REIT under the Code; PROVIDED, HOWEVER, that if any court of competent jurisdiction shall determine any such action is ineffective or unauthorized in any instance, the Trust shall have no liability to the Purchasers and the Purchasers shall promptly exercise their rights described in Section 3.1.2 of this Agreement to protect and preserve the status of the Trust as a REIT.

2.3. TERM. The exemption granted by Section 2.1 above shall expire if the Purchasers have not acquired more than 9.8% of the outstanding Shares of a Trust pursuant to the Exchange Offer by March 31, 2003. The provisions of Section 2.2 above shall expire at such time as the Purchasers Own 9.8% or less of the outstanding Shares of such Trust.

2.4. COMPLIANCE WITH REGULATIONS. Each of the Trusts will comply with the procedures imposed by the regulations promulgated under Section 857(f) of the Code for purposes of determining the Ownership of the outstanding Shares of the Trust and shall furnish to the Purchasers copies of all information provided by the holders of Shares of such Trust in accordance with such procedures.

2.5. PROHIBITED ACTIONS. The Trusts will not, without the prior written consent of the Purchasers, take, or fail to take, any action that causes any Shares of the Trusts acquired by the Purchasers pursuant to the Exchange Offer to be deemed “Excess Shares” under the Declarations of Trust; PROVIDED, HOWEVER, that nothing in this Agreement shall require the Trusts to take any such actions to preclude the application of the Excess Share Provisions of the Declarations of Trust to any other transaction not expressly permitted under this Agreement, whether involving the Purchasers or any Person treated as an Owner of the Shares of any Trust as a consequence of such Person’s direct or indirect interest in any Purchaser.

3.             STANDSTILL PROVISIONS.

3.1. GENERAL STANDSTILL.

3.1.1. LIMITATION ON OWNERSHIP BY THE PURCHASERS. The Purchasers shall not Own, or offer, propose or agree to Own, in the aggregate, directly or indirectly, any Shares of either of the Trusts in excess of fifty-five (55%) percent of the outstanding Shares of such Trust.

3.1.2. LIMITATION ON OWNERSHIP BY INDIVIDUALS. Each Purchaser shall by the provisions of its organizational instruments and by agreement with its shareholders and partners secure effective and enforceable rights to prevent, and shall prohibit, the acquisition or retention of shares or partnership interests in such Purchaser by any Person to the extent necessary so that (i) no Individual shall Own more than 23.0% (by value) of the outstanding Shares of either Trust; (ii) no two Individuals shall collectively Own more than 30% (by value) of the outstanding Shares of such Trust; (iii) no three Individuals shall collectively Own more than 36.5% (by value) of the outstanding Shares of such Trust; (iv) no four Individuals shall collectively Own more than 43.0% (by value) of the outstanding Shares of such Trust; (v) no five Individuals shall collectively Own more than 49.5% (by value) of the outstanding Shares of such Trust; and (vi) no Individual not taken into account in the immediately preceding clauses shall, as a consequence of such Person’s Ownership of shares of BIR, Own more than 1.75% (by value) of the outstanding Shares of either Trust. Without limiting the generality of the foregoing, the Purchasers agree that they shall make distributions of available cash, dispose of Shares of either Trust, or take any other reasonable action necessary or appropriate to maintain the foregoing limitations on Ownership of the Trusts.

3.1.3. VIOLATION. If a Purchaser, or any Person that is treated as Owning Shares of any Trust as a consequence of such Person’s direct or indirect interest in such Purchaser, Owns, or offers, proposes or agrees to Own or retain any Shares of either of the Trusts in violation of this Agreement, such Purchaser shall notify the Trusts and shall immediately take all such action as necessary to cause such violation to be corrected in compliance with the provisions of this Agreement, the organizational documents of the Purchasers, and related agreements between the Purchasers and their shareholders or partners; PROVIDED, HOWEVER, that the Trusts may also pursue any other available remedy to which they may be entitled as a result of such violation. 3.2. COMPLIANCE WITH REGULATIONS. BIR will comply with the proceduresimposed by the regulations promulgated under Section 857(f) of the Code for purposes of determining the Ownership of the outstanding shares of BIR. BIR-OP will follow the same procedures as if it were governed by the provisions of Section 857(f). Each Purchaser shall furnish to the Trusts copies of all information provided by the shareholders or partners of such Purchaser in accordance with such procedures and any other procedures adopted by the Purchasers in order to ensure compliance with the provisions of this Agreement.

3.3. VALUATION REPORTS. For purposes of ensuring compliance with the provisions of Section 3.1.2 hereof, the Purchasers shall furnish to the Trustees of each Trust (i) each fiscal quarter, a report setting forth the best judgment of the General Partner of BIR-OP and of the directors of BIR as to the value of the different classes of interests in each of the Purchasers and their determination of the percentage Ownership in the Trusts held by Individuals that are direct and indirect partners of BIR-OP (provided, however, that for those Individuals who are indirect partners of BIR-OP solely by reason of the fact that they Own shares of BIR, it shall be sufficient to represent that no such Individual Owns more than 1.75% (by value) of the outstanding shares of either Trust solely by reason of such Individual’s Ownership of shares of BIR); and (ii) annually, an audit by the Purchasers’ independent accountants (or such other experts reasonably acceptable to the Trusts) of the valuation methods and assumptions used to prepare such reports.

3.4. FURTHER INFORMATION. Each Purchaser shall promptly provide such further information regarding the Ownership of its respective equity interests as the Trustees of the Trusts shall from time to time reasonably request.

3.5. BOARDS OF TRUSTEES. Each Purchaser shall not, and shall cause each Affiliate and Associate of such Purchaser not to, directly or indirectly seek to change the composition of the Board of Trustees of either of the Trusts such that the majority of such Board of Trustees would not be comprised of Independent Trustees.

3.6. ACTIONS AFFECTING STATUS. Each Purchaser shall not, and shall cause each Affiliate and Associate of such Purchaser not to, directly or indirectly take any action to cause either of the Trusts to cease to be a reporting company under the Exchange Act.

3.7. BUSINESS COMBINATIONS. Each Purchaser shall not, and shall cause each Affiliate and Associate of such Purchaser not to, alone or in concert with any Person, directly or indirectly solicit, seek to effect, negotiate with or provide any information to any other party with the intent of effecting, or make any statement or proposal, whether written or oral, with the intent of effecting any Business Combination with either or both of the Trusts that shall not have been approved by a majority of the Independent Trustees of such Trust.

4.             MISCELLANEOUS.

4.1. SUCCESSION AND ASSIGNMENT; NO THIRD-PARTY BENEFICIARY. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, each of which such successors and permitted assigns shall be deemed to be a party hereto for all purposes hereof. Except as expressly provided herein, this Agreement is for the sole benefit of the parties and their permitted successors and assignees and nothing herein expressed or implied shall give or be construed to give any Person, other than the Parties and such successors and assignees, any legal or equitable rights hereunder.

4.2. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement shall be valid and binding unless the same shall be in writing and signed by the Trusts and the Purchasers. No waiver by any party of any breach of any provision hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent breach of any such provision hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No delay or omission on the part of any party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof.

4.3. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, with respect thereto.

4.4. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other parties hereto.

4.5. SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, each party hereto intends that such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law.

4.6. HEADINGS. The headings contained in this Agreement are for convenience purposes only and shall not in any way affect the meaning or interpretation hereof.

4.7. CONSTRUCTION. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The parties intend that each provision contained herein shall have independent significance.

4.8. GOVERNING LAW. This Agreement, the rights of the parties and all Actions arising in whole or in part under or in connection herewith shall be governed by and construed in accordance with the domestic substantive laws of The Commonwealth of Massachusetts, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

4.9. JURISDICTION; VENUE. Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state courts of The Commonwealth of Massachusetts or the United States District Court located in The Commonwealth of Massachusetts for the purpose of any Action between the parties arising in whole or in part under or in connection with this Agreement, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such Action brought in one of the above-named courts should be dismissed on grounds of FORUM NON CONVENIENS, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court and (c) hereby agrees not to commence any such Action other than before one of the above-named courts.

Each party further agrees that for any Action between the parties arising in whole or in part under or in connection with this Agreement, such party bring Actions only in the City of Boston. Each party further waives any claim and shall not assert that venue should properly lie in any other location within the selected jurisdiction. Notwithstanding any other provision of this Agreement, a party may commence an Action in any court and location (a) solely for the purpose of enforcing an order or judgment issued by one of the courts specified above and (b) to the extent set forth in Section 6.10.

4.10. SPECIFIC PERFORMANCE. Each of the parties acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that, without posting bond or other undertaking, the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any Action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter in addition to any other remedy to which it may be entitled, at law or in equity. Each party further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert the defense that a remedy at law would be adequate.

4.11. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE PARTIES HEREBY WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK. SIGNATURES FOLLOW.]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as an agreement under seal as of the date first above written.

The Trusts:	KRUPP GOVERNMENT INCOME TRUST

	By:	/s/ Douglas Krupp
Name: Douglas Krupp
Title: Chairman

KRUPP GOVERNMENT INCOME TRUST II

	By:	/s/ Douglas Krupp
Name: Douglas Krupp
Title: Chairman

The Purchasers:	BERKSHIRE INCOME REALTY, INC.

	By:	/s/ David Quade
Name: David Quade
Title: President

BERKSHIRE INCOME REALTY-OP, L.P.
by: Berkshire Income Realty, Inc.,
its general partner

	By:	/s/ David Quade
Name: David Quade
Title: President